EXHIBIT 4.14



AMENDMENT NUMBER TWO TO FACILITY
AGREEMENT

     THIS SECOND AMENDMENT to Facility
Agreement ("Second Amendment") dated as
of February 15, 1995, among EUROPENTAIR
GMBH, PENTAIR, INC., MORGAN GUARANTY
TRUST COMPANY OF NEW YORK and BANK OF
AMERICA ILLINOIS (formerly known as
Continental Bank N.A.), for themselves and as agents, NBD BANK, N.A. and DRESDNER BANK
AG.

     WHEREAS, the parties entered into a DM115
Million Facility Agreement dated as of
February 11, 1994; which agreement was
amended by Amendment Number One to Facility
Agreement dated November 1, 1994 (as amended, the "Facility Agreement"); and

     WHEREAS, the parties desire to amend the Facility Agreement as set forth below;

     NOW, THEREFORE, The parties hereto agree as follows:

1. Commitment. The definition of "Commitment" set forth in Article I, Section 1.01 is hereby amended in its entirety to read as follows:

     "Commitment" means at any date, with respect to each Bank, the amount set forth below opposite such Bank's name, as such amount may be reduced from time to time pursuant to Section 2.09, or increased from time to time pursuant to Section
     2.01(c)(iii):

Morgan Guaranty Trust Company of New York
       DM40,000,000
Bank of America Illinois                 DM40,000,000
NBD Bank, N.A.                      DM17,500,000
Dresdner Bank AG                         DM35,000,000

Total Commitments    =   DM132,500,000

2.   Effectiveness.  The amendment set forth
herein shall be effective with respect to all loans made under the Facility Agreement on or after February 15, 1995.

3. No Other Amendment. Except as specifically amended in this Second Amendment, all of the terms and provisions of the Facility
Agreement shall remain in full force and effect.

4. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto
have caused this Second Amendment to
be duly executed by their respective authorized officers as of the date first above written.

                              EUROPENTAIR GmbH


By________________________________

Title:________________________
                              Waters Edge Plaza
                              1500 County Road B2 West
                              St. Paul, Minnesota 55113
                              Attention:  Chief Financial
Officer
                              Telephone:  (612) 636-7920
                              Telecopy:  (612) 639-5209

                              PENTAIR, Inc.


By________________________________

Title:________________________
                              Waters Edge Plaza
                              1500 County Road B2 West
                              St. Paul, Minnesota 55113
                              Attention:  Chief Financial
Officer
                              Telephone:  (612) 636-7920
                              Telecopy:  (612) 639-5209


MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, for itself
and as Agent



By_________________________________

Title:_________________________
                              60 Victoria Embankment
                              London EC4Y OJP
                              Attn:  Credit Operations
                              Telex Number:  896631 MGT
                              Telecopy:  (071) 325-8114
                              Telephone:  (071) 325-1484

                              with a copy to:

                              60 Wall Street
                              New York, New York  10260
                              Attn:  John M. Mikolay
                              Telex number:  177615 MGT
UT
                              Telecopy:  (212) 837-5022
                              Telephone:  (212) 648-6988


BANK OF AMERICA ILLINOIS,
                                (formerly known as
Continental Bank N.A.),
                                for itself and as Agent



By_________________________________

Title:_________________________
                              231 South LaSalle Street
                              Chicago, Illinois  60697
                              Attn:  Barry Watters
                              Telephone:  (312) 828-6307
                              Telecopy:  (312) 987-1276

Person to whom Loan correspondence should be
                                addressed:

                              Beverly Boone
                              231 South LaSalle Street
                              Chicago, Illinois  60697
                              Telephone:  (312) 828-1295
                              Telecopy:  (312) 765-2080


NBD BANK, N.A.



By_________________________________

Title:_________________________
                              611 Woodward Avenue
                              Detroit, Michigan  48226
                              Attn:  Thomas H. Gordy
                              Telephone:  (313) 225-1798
                              Telecopy:  (313) 225-1671


DRESDNER BANK AG CHICAGO
                     AND GRAND CAYMAN BRANCHES



By_________________________________

Title:_________________________



By_________________________________

Title:_________________________
                              190 South LaSalle Street
                              Chicago, Illinois  60603
                              Attn:  William J. Murray
                              Telephone:  (312) 444-1318
                              Telecopy:  (312) 444-1305

                              Operations Contact:

                              Ms. Feixiao Dai
                              Dresdner Bank AG
                              75 Wall Street
                              New York, New York  10005
                              Telephone:  (212) 574-0269
                              Telecopy:  (212) 574-0130